Exhibit 10.6

MASTER DEVELOPMENT AGREEMENT

This Master Development Agreement (the “Agreement”) is made as of December 09, 2005 (the “Effective Date”) by and between WARNER-LAMBERT COMPANY LLC, a Delaware limited liability company with its principal offices located at 201 Tabor Road, Morris Plains, New Jersey 07950 (“Warner”), and EURAND, INC., a Nevada corporation with its principal offices located at 845 Center Drive, Vandalia, OH 45377 (“Eurand”).

WITNESSETH:

WHEREAS, Eurand possesses certain specialized knowledge and/or expertise in the development and manufacture of certain fast-dissolve ingredients, orally disintegrating tablets, and in certain technologies for microencapsulation and taste-masking (the “Eurand Intellectual Property” as hereinafter defined in Section 7(a)); and

WHEREAS, Eurand is willing and able to perform the Services (as hereinafter defined) using the Eurand Intellectual Property and other relevant knowledge and skills that it has to develop products (each a “Product”) for Warner in accordance with the terms of this Agreement; and

WHEREAS, Warner desires to engage Eurand to provide the Services and develop the Product(s) as set forth and described in greater detail in the Statement(s) of Work (each, an “SOW”) for each Product each of which shall be prepared in a form similar to Exhibit A attached to this Agreement; and

WHEREAS, in furtherance of the anticipated Services, the parties desire to enter into this Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in view of the foregoing premises hereby incorporated into this Agreement and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Scope of Services.

(a)           Warner hereby engages Eurand, and Eurand hereby accepts Warner’s engagement, to provide to Warner the Services (as hereinafter defined). For purposes of this Agreement, the term “Services” shall mean formulation development and optimization, manufacturing of clinical trial materials, analytical methods development, process scale-up and validation, and other services required by Warner, if any, as more fully set forth in one or more SOWs issued under this Agreement. Each SOW hereunder must be in writing and must be signed by both Warner and Eurand. Each SOW shall be governed by the terms and conditions of this Agreement. Any material change in an SOW shall be agreed to in writing in advance by Eurand and Warner, and Warner shall be responsible for the agreed-upon cost of any additional development work performed by Eurand as a result of such change(s). Unless otherwise set forth in an SOW, for the avoidance of doubt, the costs of any third party packaging services incurred by Eurand as required in an SOW will be reimbursed by Warner following written approval by

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Warner, and Warner may elect to conduct such packaging itself or with a third party packager of Warner’s selection.

(b)           Eurand shall promptly after the effective date of each SOW undertake a program to perform the Services specified in such SOW. Eurand shall use commercially reasonable efforts for the performance of the Services as per each SOW.

(c)           Eurand shall use commercially reasonable efforts to adhere to the timetables and schedules set forth in an SOW.

(d)           Eurand shall supply usage instructions for the handling and storage of the Prototypes and Samples by Warner and all commercially reasonable documentation necessary or required by Warner certifying that the Samples can be released for testing in accordance with Good Laboratory Practices, current Good Manufacturing Practices (“cGMP,” as defined in Section 1(e) below) and current industry standards.

(e)           As used herein, “Prototype” means the Product produced by Eurand in accordance with an SOW for Warner’s evaluation but not for consumer and/or clinical testing; as used herein, “Sample” means the Product produced by Eurand in accordance with an SOW and cGMPs such that it is appropriate for consumer and/or clinical testing, and as used herein “Specifications” means the qualitative and quantitative criteria for the Product set forth in an SOW. “GMPs” as used herein means the current state of good manufacturing practices of the FDA as set forth in 21 C.F.R. parts 210 and 211. “Formulations” as used herein means the combinations of ingredients and methods developed by Eurand in the performance of the Services by applying the Eurand Intellectual Property to one or a combination of active ingredients. For all terms defined in this Agreement, the singular includes the plural, and the plural includes the singular.

(f)            Unless otherwise set forth in an SOW, Eurand shall be responsible for acquiring all materials for the Product and Warner shall reimburse Eurand for its actual documented costs for materials, including the active ingredients if applicable, used in performing the Services as set forth in an SOW.

(g)           Prototypes and Samples shall be shipped to Warner by Eurand CIF (cost, insurance and freight) in accordance with Incoterms 2000 (as published by the International Chamber of Commerce). Upon completion of Services under an SOW, Eurand shall, at Warner’s election, ship to Warner, freight collect, or destroy, any materials supplied by Warner that have not been utilized in completing Services.

2.             Consideration. Eurand shall invoice Warner for Services and for previously approved expenses, as set forth in an SOW. Warner shall pay Eurand for its performance of the Services as set forth in an SOW and for documented and previously approved expenses incurred by Eurand directly related to the Services hereunder within thirty (30) days of receipt of an invoice from Eurand about which there is no dispute. In the event Warner fails to pay the amounts due as set out above within the time agreed, Eurand shall at its discretion impose a late payment penalty on Warner equivalent to an amount [*****]

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of the outstanding amount due per month, unless such payment is subject to a good faith dispute between the parties.

3.             Term; Termination.

(a)           This Agreement shall be effective as of the Effective Date and shall continue in effect until terminated upon ninety (90) days prior notice of termination given by either party at anytime, unless sooner terminated in accordance with the terms of this Agreement (the “Term”). Unless otherwise set forth in an SOW, each SOW shall be effective as of the effective date set forth in the SOW and shall continue in effect until thirty (30) days after completion of the Services described in such SOW unless terminated by Warner upon thirty (30) days prior notice or otherwise terminated in accordance with the terms of this Agreement. If this Agreement is terminated, its terms and conditions shall continue to be applicable to any SOW issued hereunder and still in effect as of the date of termination.

(b)           In the event of termination of an SOW by Warner, Eurand shall be paid for Services performed pursuant to such SOW to the date of termination, costs associated with concluding any testing and revision of final reports as required in the SOW to the extent requested by Warner at the time notice of termination is delivered, and any non-cancelable costs incurred by Eurand prior to the date of notice of termination, so long as such Services were not performed in whole or in part in furtherance of a breach of this Agreement or the SOW.

(c)           Either party may terminate this Agreement or any SOW upon thirty (30) business days’ prior written notice to the other in the event of a breach of a material term and/or condition hereunder, provided that the breaching party shall have the opportunity to cure the breach within the notice period. If the breach is cured to the aggrieved party’s reasonable satisfaction, this Agreement or the SOW, as applicable, shall continue in full force and effect unless otherwise terminated as provided herein.

(d)           Either party may terminate this Agreement or any SOW if the other party hereto becomes insolvent, files a petition under any bankruptcy or insolvency act or has any such petition filed against it, provided that in the event of any involuntary petition filed against a party, the affected party shall have thirty (30) days from the date of filing thereof to discharge the same.

4.             Review of Project Progress; Maintenance of Records.

(a)           Eurand shall periodically review with authorized representatives of Warner the progress of work under any SOW and the meeting of SOW timetables and other milestones.

(b)           During the term of an SOW, any extensions thereof, and for a period of five (5) years thereafter, Eurand shall keep proper and complete records documenting and detailing the progress and results of the Services performed for Warner pursuant to such SOW. Upon reasonable notice during normal business hours, Warner’s authorized representatives, including but not limited to its external auditors, may inspect, but not copy, such records related to the performance of the Services, except as otherwise outlined in the SOW.

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(c)           Upon the termination or expiration of an SOW, Eurand shall turn over promptly at Warner’s written request, in a manner and form satisfactory to Warner, all Warner property in Eurand’s possession given to Eurand in connection with the SOW.

5.             Representations, Warranties and Covenants of Eurand. Eurand represents, warrants and covenants to Warner that, as of the date hereof and throughout the Term of this Agreement and the terms of each SOW:

(a)           it is a corporation duly authorized and in good standing under the laws of its jurisdiction of incorporation;

(b)           it has full corporate power and authority to enter into and perform this Agreement and the applicable SOW; its execution, delivery and performance of this Agreement and the applicable SOW have been duly authorized by all requisite corporate action; and it has duly executed and delivered this Agreement and the applicable SOW;

(c)           it has, and shall have, good, complete and valid rights to utilize or develop the Eurand Intellectual Property utilized or developed in connection with the Services, and to perform the Services hereunder; it is free to enter into this Agreement, the applicable SOW and any other future agreement contemplated by the parties in connection with a SOW;

(d)           it is not subject to any legal, arbitral, regulatory proceedings pending, and there are no contractual or other restrictions which might have a material adverse effect on Eurand’s ability to carry out the Services to Warner hereunder, or that might enable another person or entity to claim any rights in or to the Eurand Intellectual Property utilized or developed by Eurand in connection with the performance of the Services hereunder, and to Eurand’s knowledge no such actions, proceedings or prohibitions are threatened against Eurand or its Affiliates (as hereinafter defined);

(e)           it owns or has all legal rights, by assignment, written authorization, or otherwise, necessary or required to perform the Services hereunder with respect to all patents, trade secrets, know-how, other intellectual property, and the equipment needed to perform the Services;

(f)            to the best of its knowledge, it has not infringed or misused, and will not infringe or misuse, any information of a third party relating in any way to the Prototypes, Samples or Services, including but not limited to any third party’s patents and/or patent applications, trade secrets, know-how, or any other intellectual property, nor has such infringement or misuse been alleged against Eurand by means of a filed lawsuit or otherwise; to the best of its knowledge, no such property rights would be infringed by Warner’s use of any Prototype or Sample developed hereunder (including, without limitation, the Product);

(g)           its laboratory, research, development, manufacturing and other facilities, equipment and operations utilized or anticipated in connection herewith are and shall remain in material compliance with all applicable laws, rules and regulations; it holds all

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licenses, permits and other similar authorizations necessary or required for it to conduct its operations and business in the manner currently conducted and in the manner contemplated by this Agreement, and it will require the same level of compliance of all subcontractors engaged by Eurand hereunder;

(h)           it shall ensure that Samples or other developments created by Eurand and submitted to Warner in connection with this Agreement are and shall be original creations of Eurand, and Eurand is aware of no adverse claims in or to any of the foregoing;

(i)            it shall ensure that all Prototypes and Samples provided to Warner hereunder shall conform to the Specifications and be manufactured in accordance with cGMPs unless otherwise indicated on an SOW, and shall comply with all applicable federal, state and local laws, rules and regulations governing the manufacture, use, distribution and sale thereof; and

(j)            Eurand does not warrant that the performance of the Services will result in a commercially viable Prototype or Sample, notwithstanding the exercise of commercially reasonable efforts, and the parties acknowledge that the Services are experimental in nature. Eurand may delegate all or any portion of its responsibilities under a SOW to one or more of Eurand’s Affiliates, provided that any such Affiliate will be bound by the terms and conditions of this Agreement.

As used in this Agreement, “Affiliate” means, with respect to a party, any person, corporation or other business entity which, either directly or indirectly, controls such party, is controlled by such party, or is under common control with such party. As used herein, the term “control” means possession of the power to direct, or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

6.             Representations, Warranties and Covenants of Warner. Warner represents, warrants and covenants to Eurand that, as of the date hereof and throughout the Term of this Agreement and the term of each SOW:

(a)           it is a limited liability company duly authorized and in good standing under the laws of its jurisdiction of formation;

(b)           it has full organizational power and authority to enter into and perform this Agreement and the applicable SOW; its execution, delivery and performance of this Agreement and the applicable SOW have been duly authorized by all requisite action of its governing body; and it has duly executed and delivered this Agreement and the applicable SOW;

(c)           it is free to enter into this Agreement, the applicable SOW, and any other future agreement contemplated by the parties in connection with the Services; and, to its knowledge, it has, and will continue to have, the legal power, authority and right to perform its obligations hereunder; and

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(d)           to the best of its knowledge, the use by Eurand of any active ingredient that is the subject of an SOW or the use of any intellectual property of Warner by Eurand in the performance of Services will not infringe any third party’s patents and/or patent applications, trade secrets, know-how, or any other intellectual property, nor has such infringement been alleged against Warner by means of a filed lawsuit or otherwise; to the best of its knowledge, no such property rights would be infringed by the use by Warner of any Prototype or Sample developed hereunder.

7.             Ownership of Intellectual Property/Improvements.

(a)           It is recognized and understood that the know-how, technology, trade secrets, formulations, specifications, processes, patents and other intellectual property (collectively, the “Intellectual Property”) of each of Warner and Eurand that (i) existed before and was owned by, or to which rights were held by, that party prior to the Effective Date of this Agreement or the effective date of an applicable SOW or (ii) is developed by either party at any time outside the scope of the Services hereunder shall remain the exclusive proprietary information of such party, and such ownership shall not be affected by this Agreement. Neither party shall have any claims to, or rights in, such existing Intellectual Property of the other party.

(b)           Eurand shall disclose to Warner promptly, and Warner shall own, any and all data, work product, results, reports, ideas, designs, concepts, technology, know-how, inventions or improvements (collectively, “Improvements”) developed solely by Eurand or in collaboration with Warner pursuant to this Agreement and inextricably linked to the Warner Intellectual Property relating to the compound(s) that are the subject of a particular SOW (the “Warner Improvements”). Eurand shall own any and all other Improvements developed solely by Eurand pursuant to this Agreement, including but not limited to the Formulations, Prototypes or Samples (the “Eurand Improvements”). Any Improvements other than those identified in the previous two sentences, shall be owned solely by the party or jointly by the parties that invented the Improvement as determined by US law, provided that any improvements generated by Warner in breach of Section 13(k) shall be solely owned by Eurand. However, for the avoidance of doubt, joint ownership of any such Improvement shall not entitle either party to any rights under the other party’s Intellectual Property underlying such Improvement. Accordingly, by way of example and not limitation, in the event that a Formulation constitutes a joint invention of Eurand and Warner under US law, neither party would be entitled to exploit the jointly invented Formulation independently without a license under the other party’s underlying Intellectual Property. All Warner Improvements shall be the exclusive proprietary information of Warner and shall be treated as Confidential Information of Warner. All Eurand Improvements shall be the exclusive proprietary information of Eurand and shall be treated as Confidential Information of Eurand.

(c)           If Warner elects to file a patent or seek other statutory protection with respect to the Warner Improvements, Eurand shall execute any and all documents including, without limitation, assignment of its rights in such Warner Improvements, and Eurand shall do any and all such other things at Warner’s expense as may be reasonably necessary to enable Warner to prepare, file, prosecute and maintain applications for such patent or other statutory protection. If Eurand elects to file a patent or seek other statutory protection with respect to the Eurand Improvements, Warner shall execute any and all documents including, without

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limitation, assignment of its rights in such Eurand Improvements, and Warner shall do any and all such other things at Eurand’s expense as may be reasonably necessary to enable Eurand to prepare, file, prosecute and maintain applications for such patent or other statutory protection. Each party hereto will cooperate with the other party hereto and will cause its Affiliates, officers and employees to also cooperate, in completing the filing of any patent applications for Joint Improvements.

(d)           Each party hereby recognizes and agrees that no right or license under any patents, patent applications or other intellectual property (including without limitation Warner Improvements and Eurand Improvements) is granted under this Agreement, except to the extent necessary to perform their respective obligations under this Agreement.

8.             Confidential Information.

(a)           As used herein, “Confidential Information” shall mean oral and written information of either party disclosed in connection herewith or otherwise in connection with the Services, including but not limited to the Intellectual Property of a party, which shall be marked or otherwise characterized as confidential by the disclosing party, as well as component materials, Formulations, Prototypes and Samples disclosed or provided in connection herewith, Warner’s desire to have Eurand develop the Products and perform the Services, future negotiations between Warner and Eurand and/or any other future agreement. Confidential Information that is disclosed orally shall be declared to be confidential at the time of disclosure and confirmed in writing by the disclosing party within thirty (30) days of such disclosure.

(b)           Each of Eurand and Warner agree that, with regard to any Confidential Information of either party disclosed to the other pursuant to this Agreement, the receiving party (i) shall not use such information for any purpose other than performing the Services hereunder or carrying out the arrangements contemplated in this Agreement; (ii) has no obligations or commitments inconsistent with these representations; (iii) shall not permit disclosure of the Confidential Information of the other without the prior written consent of the disclosing party to anyone except employees, consultants (including legal advisors) or Affiliates who are directly and necessarily concerned therewith; and (iv) shall use all reasonable safeguards to prevent the unauthorized disclosure of such Confidential Information by its employees, consultants and Affiliates, and shall require such employees, consultants and/or Affiliates to comply with the confidentiality provisions set forth herein. In appropriate cases, the receiving party’s consultants shall be required to sign confidentiality agreements specific to matters concerned herewith.

(c)           The obligations and representations set forth in this Section 8 shall not apply to Confidential Information of either party that (i) is or becomes generally available to the public through no fault of the receiving party; (ii) can be demonstrated in writing to have been known by the receiving party or its Affiliates at the time of its disclosure by the other party; (iii) is independently developed after the date of disclosure by the receiving party or its Affiliates, without the aid, application or use of the Confidential Information; or (iv) becomes known to the other party from a third party without breach of this Agreement or breach of any obligations of confidentiality by the third party.

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(d)           If the receiving party is requested to disclose the Confidential Information of the disclosing party or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under the law, the receiving party will give the disclosing party prompt notice of such request so that the disclosing party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement. If the disclosing party seeks a protective order or other remedy, the receiving party, at the disclosing party’s expense, will cooperate with and assist the disclosing party in such efforts. If the disclosing party fails to obtain a protective order or waives compliance with the relevant provisions of this Agreement, the receiving party will disclose only that portion of the Confidential Information which its legal counsel determines it is required to disclose.

(e)           The obligations of confidentiality and nondisclosure contained herein shall remain in effect for three (3) years following the later of (i) the expiration of the Term of this Agreement or (ii) the expiration of the last SOW entered into pursuant to the terms of this Agreement.

(f)            Upon the later of (i) the expiration of the Term of this Agreement or (ii) the expiration of the last SOW entered into pursuant to the terms of this Agreement, upon written request each party shall destroy any Confidential Information of the other party disclosed hereunder, except for one (1) copy which may be kept in the files of such party’s legal advisors for archival purposes or for the purpose of complying with governmental requirements.

9.             Independent Contractor.

Each party’s status shall be that of an independent contractor without capacity to bind the other. Nothing contained in this Agreement shall be deemed to create any joint venture or principal-agency relationship between Eurand and Warner, or any Affiliates of either party, and neither party shall hold itself out in any manner which would indicate any such relationship with the other. Eurand acknowledges for itself, its employees, agents and subcontractors, that none of its employees, agents and subcontractors are entitled to participate in any benefit plans of Warner or its Affiliates. Eurand further acknowledges that none of its employees, agents and subcontractors are eligible to participate in any such benefit plans, even if it is later determined that the status of any of them was that of an employee of Warner or its Affiliates during the period of this engagement of Eurand by Warner. Eurand, on behalf of itself, its employees, agents and subcontractors hereby expressly waives any claim for benefits coverage attributable to the Services provided under this Agreement.

10.           Indemnification; Insurance.

(a)           Eurand shall indemnify, defend and hold Warner, its directors, officers, employees, Affiliates and agents (the “Warner Indemnified Parties”) harmless from and against all claims, damages, losses, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) incurred, assessed against or sustained by the Warner Indemnified Parties with respect to, or arising out of, any injury, claim or damage resulting from or caused by (i) any material falsity in or breach by Eurand, its employees, agents or subcontractors of its or their representations, warranties, covenants, agreements, or obligations under this Agreement; (ii) any negligence or willful misconduct by Eurand in the performance of the activities hereunder; (iii) any Prototypes or Samples that are not made in accordance with the requirements

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of this Agreement; and (iv) any third party patent infringement claims relating to Eurand’s use of Eurand Intellectual Property in connection with a Product pursuant to this Agreement.

(b)           Warner shall indemnify, defend and hold Eurand, its directors, officers, employees, Affiliates, and agents (the “Eurand Indemnified Parties”) harmless from and against all Losses incurred, assessed or sustained by the Eurand Indemnified Parties with respect to or arising out of an injury, claim or damage to a third party resulting from or caused by (i) material falsity in or any breach by Warner of its representations, warranties, covenants or agreements hereunder, or (ii) any negligence or willful misconduct by Warner in the performance of the activities hereunder, or (iii) any use of the results of the Services, or human studies conducted on the Samples or the use or labeling of the Prototypes or Samples or the handling or storage of the Prototypes or Samples other than in accordance with the instructions provided by Eurand, in each case while in Warner’s custody or under its sole control.

(c)           During (i) the Term of this Agreement and any extensions hereof and (ii) the term of all SOWs and any extensions thereof, Eurand shall acquire and maintain at its sole cost and expense no less than the following types and coverage minimums of insurance underwritten by one or more insurers maintaining at least an A-, A.M. Best rating:  (i) Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance; (ii) all risk coverage for physical loss or damage to materials including the Prototypes and Samples while in or under its control; and (iii) General Liability Insurance, including Products Liability, Bodily Injury and Property Damage Insurance with a combined single limit of not less than $5 million per incident. Eurand shall require its subcontractors, to the extent approved hereunder, to provide the aforementioned coverages and any other coverages that Eurand deems advisable. Upon request, Eurand shall provide Certificate(s) of Insurance to Warner evidencing the aforementioned coverages on behalf of itself and its authorized subcontractors, if any.

11.           Survival. The confidentiality, indemnification, representations, warranties and ownership provisions of this Agreement shall survive the termination or expiration of this Agreement.

12.           Force Majeure. Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event performance of this Agreement is prevented by force majeure and such excuse shall continue as long as the condition constituting such force majeure continues, plus thirty (30) days after the termination of such condition. For purposes of this Agreement, force majeure shall mean causes beyond the control of the affected party which are not attributable to any legal violation, breach or default by either party, including acts of God; acts, regulations, or laws of any government; civil commotion; substantial damage to or destruction of production facilities or materials by fire, explosion, earthquake or storm; epidemics; and failure of public utilities. For the avoidance of doubt, public means and modes of transportation including, but not limited to, trucks and trains do not constitute public utilities.

13.           Miscellaneous.

(a)           Assignability; Subcontracting. Neither party may at any time assign this Agreement or any rights and obligations hereunder, without the prior written consent of the other party, such consent not to be unreasonably withheld, provided that either party shall have the

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right to assign all of its rights, interest and obligations to an Affiliate, or to a successor to a controlling or majority share of such party, or to a successor to substantially all the business to which this Agreement relates. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective authorized successors, legal representatives and assigns. In no event shall Eurand delegate or subcontract any of its obligations or performance hereunder without the prior written consent of Warner.

(b)           Notices. Any notice, request or other document to be given hereunder shall be in writing and delivered personally or by nationally-recognized overnight courier (prepaid), or sent by facsimile, confirmation received, or sent by registered or certified mail, postage prepaid and addressed as follows:

if to Warner:
Warner-Lambert Company LLC
201 Tabor Road
Morris Plains, New Jersey 07950
Attention: Director, R&D - Oral Dosage Formulations
Facsimile No.: (973) 385-5919
with a copy to: Assistant General Counsel Facsimile No.: (973) 385-3927

if to Eurand:
Eurand, Inc.
845 Center Drive
Vandalia, OH 45377
Facsimile No.: (937) 898-1093
Attention: Office of Business Development

(c)           Entire Agreement; Amendments; Waiver.

(i)            The terms and provisions contained in this Agreement, and all Exhibits or Schedules hereto, and all SOWs issued hereunder constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. In the event of a conflict between the terms of the Agreement and an SOW, the terms of this Agreement shall control.

(ii)           No agreement or understanding varying, modifying, amending, waiving or extending either this Agreement or any SOW, in whole or in part, shall be binding upon either party hereto unless set forth in a writing which specifically refers to this Agreement and is signed by duly authorized officers or representatives of the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall in no way affect, limit or waive a party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

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(d)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, other than the provisions relating to conflicts of law.

(e)           Severability. If a court of competent jurisdiction determines that any portion of this Agreement is unenforceable, then that portion shall be considered to be removed from this Agreement, and such deletion shall not affect the enforceability of the remainder of this Agreement.

(f)            Headings. Headings are for convenience only and shall not be used for substantive interpretation of any provision.

(g)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same Agreement.

(h)           Consequential Damages. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT WHICH MIGHT OTHERWISE BE TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OR OTHER CONSEQUENTIAL DAMAGES OF ANY KIND, EXCEPT FOR THE OBLIGATION OF EACH PARTY FOR THE INDEMNIFICATION OF THIRD PARTY CLAIMS UNDER SECTION 10.

(i)            Limitation of Warranties. EXCEPT TO THE EXTENT PROVIDED IN SECTION 5(I) THE PROTOTYPES AND SAMPLES ARE SUPPLIED TO WARNER WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

(j)            Commitments. In no event shall the performance of the Services by Eurand hereunder or any discussions between the parties concerning the subject matter hereof create any commitment or obligation on the part of either party to enter into a license agreement or any other future agreement that is not set forth in a written agreement signed by the parties hereto.

(k)           Research License. Eurand hereby grants Warner an exclusive research license for the right to use the Prototypes and Samples to perform various in vitro and in vivo consumer tests in furtherance of its development activities for a period from the Effective Date through ninety (90) days after the term of any SOW; however, Warner will not reverse engineer or have reverse engineered the Prototypes or Samples to determine their composition or structure or file any patents arising from Warner activities conducted in conjunction with the research license                     .

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IN WITNESS WHEREOF, Eurand and Warner have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

EURAND, INC.			WARNER-LAMBERT COMPANY LLC

By:	/s/	John Fraher	By:	/s/	Richard D’Souza
Name:		John Fraher	Name:		Richard D’Souza
Title:		President	Title:		Senior Vice President
12th December 2005					PCH R&D (DS 446)

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EXHIBIT A

(Form of SOW)

This Statement of Work is made and entered into pursuant to the Master Development Agreement dated as of December 09, 2005 (the “Agreement”) between Warner-Lambert Company LLC (“Warner”) and Eurand, Inc. (“Eurand”)

Effective Date

Product

Specifications

Description of Services

[Please enter description as well as reference to any attachments.]

Schedule

Activity	Finish Date	Responsible Party

Compensation/Payment Schedule

Supply

{To the extent Eurand may supply Product, include the estimated price and any other contemplated terms}

Option/Exclusivity

Other Terms and Conditions

The parties agree that this SOW is incorporated by reference into the Agreement and shall be subject to the terms and conditions of this Agreement. The parties represent that this SOW is executed by their duly authorized representatives.

EURAND, INC.		WARNER-LAMBERT COMPANY LLC

By:	By:

Name:	Name:

Title:	Title:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Statement of Work - [* * * * * *]

This Statement of Work is made and entered into pursuant to the Master Development Agreement dated as of December [* *], 2005 (the “Agreement”) between Warner-Lambert Company LLC (“Warner”) and Eurand, Inc. (“Eurand”).

[* * * * * *]

[* * * * * *]

Products

Eurand will develop the following two orally disintegrating tablet (“ODT”) products (the “Products”):

[* * * * * *]

Description of Services

Eurand will provide to Warner the following three phases of activities (the “Services”) for the Products:

[* * * * * *]

Phase A - Prototype development

This phase covers [* * * * * * * * * * * *]. The goals of this phase are to initiate [* * * ** * * * * * * *] establish a preliminary [* * * * * * * * * * * * ]. [* * * * * * * * * * * * ] but will evaluate the [* * * * * * * * * * * * ] for this product line. Eurand will [* * * * * * * * * * * * ]. Eurand will develop the [* * * * * * * * * * * * ] testing, and [* * * * * * * * * * * * ] studies. Eurand will provide [* * * * * * * * * * * * ] to Warner.

Phase B - Process development

[* * * * * * * * * * * * ] is the focus of this phase. The [* * * * * * * * * * * * ]. The goal for this phase is to [* * * * * * * * * * * * ]. [* * * * *] will be packaged in [* * * * * * * * * * * * ]. Eurand will generate [* * * * * * * * * * * * ] on the [* * * * * * * * * * * * ]. Eurand will provide [* * * * * * * * * * * * ] to Warner.

The proposed preliminary stability protocol is:

[* * * * * *]

[* * * * * *]

[* * * * * *]

Phase C - Manufacturing and testing of primary stability batches

Eurand will [* * * * * * * * * * * * ]. The batch size of the [* * * * * * * * * * * * ]. Based on [* * * * * * * * * * * * ] establishing desired [* * * * * * * * * * * * ].

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

The proposed stability protocol is:

[* * * * * * * * * * * * ]

[Note: following successful execution of Phase C and subject to [* * * * * * * * * * * * ], Phase D - [* * * * * * * * * * * * ] will be pursued]

Eurand will provide [* * * * * * * * * * * * ] to Warner.

[* * * * * *]

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Other Terms and Conditions

The parties agree that this SOW is incorporated into the Agreement and shall be subject to the terms and conditions of the Agreement. The parties represent that this SOW is executed by their duly authorized representatives.

EURAND, INC.			WARNER-LAMBERT COMPANY LLC

By:	/s/	John Fraher	By:	/s/	R. W. D’Souza
Name:		John Fraher	Name:		Richard D’Souza
Title:		President	Title:		Senior Vice President
		12th December 2005			PCH R&D (DS 446)